CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 333-221045 on Form N-1A of our reports dated October 18, 2019, relating to the financial statements and financial highlights of American Century Diversified Corporate Bond ETF, American Century Diversified Municipal Bond ETF, American Century Quality Diversified International ETF, American Century STOXX® U.S. Quality Growth ETF, and American Century STOXX® U.S. Quality Value ETF, each a series comprising American Century ETF Trust (the “Funds”), appearing in the Annual Report on Form N-CSR of American Century ETF Trust for the period ended August 31, 2019, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
December 26, 2019